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                                                                EXHIBIT 10.45


                                                  February 22, 1996



Mr. William Luke
20 Rowes Wharf
Townhouse 12
Boston, MA  02110

Dear Bill:

     We are very pleased to confirm our offer to you for the position of Vice President and Chief Financial Officer with Autotote Corporation, located at 750 Lexington Avenue, 25th Floor, New York, New York 10022. This offer is contingent upon our completion and receipt of satisfactory references.

     The position remuneration is $250,000 per annum, plus you will be eligible to participate in the company's incentive compensation program with a maximum participation of 45% of your base salary.

     As an executive with Autotote Corporation, you and your family will participate in our Medical Insurance Plan, and you will participate in Autotote Corporation's 401(k) and company funded Pension Plan, and receive vacation per the standard policy.

     Autotote Corporation will reimburse you, upon submission of expense report, for COBRA costs for you and your family until such time as Autotote Corporation Medical Insurance commences, and relocation costs which will include:

     .     Brokerage and legal fees for selling your present home
     .     Closing costs (no points)
     . Cost of packing, storing and relocating household goods to the New York Metropolitan area; and
     .     Temporary housing for up to six months or a maximum of $12,000.
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William Luke
page Two



     Additionally, you will participate in the Autotote Corporation Employee Stock Option Plan and receive options for 150,000 shares of Autotote common stock at the average price on the date employment commences.

     If your employment is terminated by Autotote other than for cause, prior to the first anniversary of your employment, you will receive six months salary and thereafter, one year salary.

     We will look forward to your joining the Autotote team, effective February 26, 1996. Please sign and return one copy of this letter to me at the address listed below.

                                          Sincerely

                                          /s/ Thomas C. DeFazio

                                          Thomas C. DeFazio
                                          President and Chief Operating Officer


/s/ William Luke
______________________________
William Luke